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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-2226 of SafeGuard Health Enterprises, Inc. on form S-8 of our report dated April 15, 1999, appearing in this Annual Report on Form 10-K of SafeGuard Health Enterprises, Inc. for the year ended December 31, 1998.

Deloitte & Touche LLP
Costa Mesa, California

April 15, 1999